


EXHIBIT 11.1

                        DVL, INC.  and Subsidiaries
                     Computation of Earnings Per Share
               (in thousands except share and per share data)
                                (unaudited)

                                                Nine Months Ended
                                                  September 30,
                                             -----------------------
                                                1999         1998
                                             ----------   ----------
Income (loss) before extraordinary gain      $      914   $     (492)

Extraordinary gain                                1,258          202
                                             ----------   ----------

Net income (loss)                            $    2,172   $     (290)
                                             ==========   ==========

Weighted average number of common
 shares outstanding - basic                  16,560,450   16,426,554

Shares issuable upon exercise of
 dilutive options and warrants               57,386,819            -

Less shares assumed repurchased              (9,776,900)           -
                                             ----------   ----------
Weighted average number of common
 shares outstanding - diluted                64,170,369   16,426,554
                                             ==========   ==========
Basic earnings (loss) per share:
 Income (loss) before extraordinary gain     $      .05   $     (.03)
 Extraordinary gain                                 .08          .01
                                             ----------   ----------
Net income (loss)                            $      .13   $     (.02)
                                             ==========   ==========
Diluted earnings (loss) per share:
 Income before extraordinary gain            $      .01   $     (.03)
 Extraordinary gain                                 .02          .01
                                             ----------   ----------
Net income (loss)                            $      .03   $     (.02)
                                             ==========   ==========



